MUTUAL FUND SERVICES AGREEMENT

                                      * * *


     This Mutual Fund Services Agreement ("Agreement") is entered into by and among Prudential Investment Management Services LLC ("PIMS"), Prudential Investments LLC ("PI"), (PIMS and PI collectively referred to as "Service Provider"), Fund Affiliate (defined below) on behalf of each of its registered investment companies (collectively, the "Fund Company") and each of its series or classes of shares ("Funds") to be included on the Platform as described below and Fund Distributor (defined below).

     WHEREAS, the Fund Affiliate that is a signatory to this Agreement ("Fund Affiliate") is an investment adviser or administrator to or transfer agent or other service provider for the Funds;

     WHEREAS, Fund Distributor is the principal underwriter for the Funds;

     WHEREAS, Service Provider makes its wrap fee platform ("Platform") available to correspondents ("Correspondents") that offer various investment programs ("Programs"), pursuant to which Program clients ("Clients") purchase shares of mutual funds included in the Programs at net asset value without the imposition of initial or contingent deferred sales charges;

     WHEREAS, Fund Affiliate desires that certain of its Funds, which shall be agreed upon from time to time in writing, be included on the Platform and available for purchase by Clients through the Programs; and

     WHEREAS, Fund Affiliate desires to have Service Provider perform certain record-keeping, record maintenance, sub-accounting, shareholder communications, administrative, and other related services on behalf of each Fund with respect to beneficial owners of Fund shares (including certain retirement and employee benefit plans and their participants), and Service Provider is willing to perform such services on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

     1.   THE PROGRAMS

     a. Under the Programs, Clients will be provided with mutual fund investment choices presented to them by financial professionals associated with Correspondents that clear through Service Provider or another affiliated or non-affiliated clearing firm. Clients will select mutual funds from a menu of funds Correspondents select from a complete list of mutual funds assembled by Service Provider. Shares of the mutual funds made available by Correspondents in the Programs will be sold to Clients without the imposition of initial or contingent deferred sales charges.

     b. In addition to information otherwise required to be provided to Service Provider under this Agreement, Fund Affiliate agrees to provide Service Provider on a quarterly basis with information relating to Fund performance and portfolio holdings, a current Fund portfolio commentary and such other information as the parties may agree to from time to time. Nothing herein shall be construed to require disclosure of portfolio holdings in a manner inconsistent with the Fund's portfolio holdings disclosure procedures, as such procedures may be amended from time to time. In addition to their obligations under this Agreement to notify Service Provider of Fund developments in the normal course, Fund Affiliate agrees to notify Service Provider as soon as is practicable in writing of any change in a Fund's portfolio manager or other key personnel.

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     2.   SERVICES

     During the term of this Agreement, Service Provider shall perform, or cause to be performed, the record maintenance, shareholder communications, and other related services as set forth on Exhibit A hereto (the "Services"). For providing the Services, Service Provider shall receive the fee described below. Service Provide shall also perform, or cause to be performed, the administrative and other services set forth on Exhibit A hereto (the "12b-1 Services"). For providing the 12b-1 Services, Service Provider shall receive the fee described below.

     3.   OPERATING PROCEDURES

     a. Service Provider will open, or cause to be opened, an omnibus account (the "Account") with each Fund through which Service Provider or a designee will, among other things, purchase and redeem shares, settle transactions, reconcile transactions, obtain pricing, reinvest distributions, and maintain related records in accordance with the Operating Procedures set forth in Exhibit B hereto.

     b. Pursuant to Rule 22c-2 under the Investment Company Act of 1940, Service Provider agrees to:

               i. Subject to authorization by Correspondent, and to the extent Correspondent provides Service Provider with any such information, provide the Fund or its designee upon written request, the taxpayer identification number ("TIN") of all Clients that purchased, redeemed, transferred or exchanged shares held through an Account, and the amount, date, and transaction type of every such purchase, redemption, transfer, or exchange of shares held through an Account during the period covered by the request;

               ii. Subject to authorization by Correspondent, and to the extent Correspondent provides Service Provider with any such additional information, provide or cause to be provided further Client identification information, such as social security number, Client name and registration, address or residency, and financial advisor/representative number and/or name, on a case by case basis (any such additional information, together with the information described in Section 3.b.i. above, referred to herein as "Shareholder Information");



               iii. Promptly forward to Correspondent any written request by the Fund or its designee for Correspondent to restrict or prohibit further purchases or exchanges of Fund shares by a shareholder who has been identified by the Fund as having engaged in transactions in Fund shares (directly or indirectly through a Service Provider account) that violate policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of outstanding shares issued by the Fund; and


               iv. Use best efforts to determine, promptly upon the request of the Fund or its designee, whether any other persons (including, without limitation, the Correspondent) that hold Fund shares through Service Provider are themselves financial intermediaries (each an "indirect intermediary") and, upon further request by the Fund or its designee,

               1. Provide (or arrange with Correspondent to provide) the shareholder Information set forth in this Section regarding shareholders who hold an account with an indirect intermediary; or

               2. Forward a request by the Fund to Correspondent for the Correspondent to restrict or prohibit the indirect intermediary from purchasing, on behalf of itself or other persons, shares issued by the Fund.

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          c. Service Provider represents and warrants that it does not have immediate or direct access to Shareholder Information, which is primarily held by Correspondent or its designee. Consistent with the foregoing, Service Provider is not required to provide any Shareholder Information to Fund Affiliate under this Section, to the extent such information is not first made available to Service Provider by Correspondent or its designee. However, Service Provider agrees to prohibit purchases of the Fund by indirect intermediaries (including, without limitation, the Correspondent) within ten (10) business days if so requested by the Fund or its designees.


     d. To the extent Shareholder Information is (i) made available to Service Provider by Correspondent or its designee and (ii) to be delivered in the NSCC Standardized Data Reporting Format, Service Provider agrees to transmit the requested information to the Fund, or its designee, promptly, but in any event not later than five (5) business days, after receipt of a request. In the event the Fund or its designee requests Shareholder Information in a format other than the NSCC Standardized Data Reporting Format, and provided that the Shareholder Information is made available to Service Provider by Correspondent or its designee, Service Provider agrees to provide such information to the Fund or its designee as soon as reasonably practicable.

     e. Fund Affiliate agrees that all requests will set forth a specific period for which transaction information is sought, which period may include each trading day. Fund Affiliate may request transaction information, as it deems appropriate, including information necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing disruptive trading activity in the Fund or dilution of the value of the outstanding Shares of the Fund. Fund Affiliate agrees not to use the information received for marketing or any other similar purpose without Service Provider's prior written consent.

     4.   FEES

     a. Fund Affiliate agrees to pay a fee (the "Service Fee") to Service Provider that shall be calculated and paid in accordance with Exhibit C attached hereto. Fund Affiliate acknowledges that Fund Affiliate will pay the Service Fee to Service Provider to compensate Service Provider and its affiliates for rendering Services.

     b. Fund Affiliate will pay the Service Fee to Service Provider out of its own resources.

     c. Fund Distributor agrees to pay a fee (the "12b-1 Fee") to Service Provider that shall be calculated and paid in accordance with Exhibit C attached hereto.

     d. Service Provider will provide such information to Fund Affiliate and/or Fund Distributor as may be necessary for Fund Affiliate and/or Fund Distributor to comply with its respective obligations to make disclosures to the board(s) of directors or trustees of the Funds, including, without limitation, the obligations to provide information to the board(s) of directors of the Funds in connection with the requirements under Rule 12b-1. Each party will pay all of its out-of-pocket expenses incurred in connection with the performance of its obligations under the Agreement, except as may otherwise be specified in the Agreement.

     5.   FUND QUALIFICATION REQUIREMENTS

     a. Fund shares may be purchased through the Programs in all states or other U.S. jurisdictions unless Fund Affiliate advises Service Provider in writing that such Fund shares are not qualified for sale under applicable law. Fund Affiliate shall advise Service Provider immediately in writing if any such qualification is terminated or if it wishes that purchase orders not be placed for a Fund on behalf of Clients whose account addresses are in a particular state or other jurisdiction.

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     b. Service Provider will, upon request, (i) furnish Fund Affiliate with monthly written statements of the number of shares of each Fund purchased on behalf of Clients whose account addresses are in one or more qualified states or other jurisdictions indicated by Fund Affiliate or (ii) on a daily basis, transmit to an electronic database provider with whom Service Provider has established effective systems interfaces information regarding the number of shares of each Fund purchased on behalf of Clients whose account addresses are in each qualified state for retrieval by the Fund Affiliate. The Fund Affiliate shall be responsible for all reasonable fees and other reasonable charges of such database provider in connection with the transmission of such information by Service Provider to and the Fund Affiliates retrieval of such information from such database provider.

     c. Fund Affiliate agrees to provide Service Provider prior to the effective date of this Agreement, or as soon thereafter as practicable, with two (2) copies of the then-current prospectus and statement of additional information of each Fund. Fund Affiliate also agrees to provide Service Provider with written copies of any amendments, supplements, or stickers to or changes in or reprinting or reproductions of the Fund's prospectus or statement of additional information upon their effective date or as soon as possible thereafter.

     d. Fund Affiliate agrees that any rescission offer that is made to shareholders who own shares directly with a Fund will also be made to Clients who would be entitled to such rescission offer if they owned shares directly with the Fund. Fund Affiliate will provide Service Provider with a letter on Fund Affiliate letterhead containing the terms of any such rescission offer, and Service Provider may send, or have sent, this writing or any derivation thereof, to the affected Clients, provided that any such derivation must be approved by Fund Affiliate. To assist Fund Affiliate in effecting any such rescission offer, Service Provider agrees to provide Fund Affiliate with relevant information regarding any affected Client, including the account number, the number of shares purchased and redeemed, if any, the dates of the purchase(s) and redemption(s), if any, and the dollar amount of such transactions.

     6.   COMPLIANCE RESPONSIBILITIES

     a. Fund Affiliate is responsible for (i) the compliance of each prospectus, registration statement, annual or other periodic report, proxy statement and item of advertising or marketing material prepared by it of or relating to each Fund with all applicable laws, rules and regulations (except for advertising or marketing materials prepared by Service Provider to the extent any information therein is not provided to Service Provider by Fund Affiliate or any Affiliate (defined below) thereof for inclusion in advertising or marketing materials of Service Provider or accurately derived from information published or provided by them), (ii) the distribution and tabulation of proxies in accordance with all applicable laws, rules and regulations (except for such proxy related services provided by Service Provider or its mailing agent), (iii) the registration or qualification of the shares of each Fund under all applicable laws, rules and regulations, and (iv) the compliance by Fund Affiliate and each "affiliated person" of Fund Affiliate as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act") (provided, however, that a person shall not be deemed to be an Affiliate for purpose of this Agreement if the person is affiliated solely by reason of being a 5% or more shareholder of a Fund), herein referred to as "Affiliate," with all applicable laws, rules and regulations (including the 1940 Act and the Investment Advisers Act of 1940, as amended ("Advisors Act")), and the rules and regulations of each self-regulatory organization with jurisdiction over Fund Company or Affiliate. Fund Affiliate's responsibilities under this subsection include, but are not limited to, compliance of information published, distributed, or otherwise made available, and activities conducted through the Internet and any other electronic medium

     b. Service Provider is responsible for Service Provider's compliance with all applicable laws, rules and regulations governing Service Provider's (i) performance under this Agreement and (ii) its provision of services to Correspondents and Clients.

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

     c. Except as set forth in this Agreement or as otherwise agreed upon in writing by the parties, any communication or instruction made pursuant to this Agreement may be made orally, provided that such oral communication is promptly confirmed in writing by facsimile or electronic transmission. Service Provider is entitled to rely on any communications or instructions that it reasonably believes were provided to it by Fund Affiliate, any Affiliate or their agents authorized to provide such communications or instructions to Service Provider, and on communications or instructions provided to it by Clients. Fund Affiliate is entitled to rely on any communications or instructions it reasonably believes were provided to it by Service Provider, or its agents authorized to provide such communications or instructions to Fund Affiliate.

     7.   REPRESENTATIONS AND WARRANTIES

     a. Fund Affiliate represents and warrants to Service Provider that:

     (i) it has the requisite authority to enter into and perform its obligation under this Agreement;

     (ii) the payment to Service Provider of any Service Fees pursuant hereto
(1) has been disclosed to the Board of Directors/Trustees of the Fund(s), or any other persons (not including Clients and Correspondents) to the extent such authorization is required to properly make such payment, (2) is properly disclosed in the relevant Fund prospectus or SAI to the extent such disclosure may be required, and (3) is in material conformity with all federal, state and industry laws or regulations to which the Fund or its agents are subject; and

     (iii) it and Fund Company and any Affiliates are in compliance with the conditions and qualifications set forth in Rule 2830(l)(4) of the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD");

     (iv) each Fund makes its Class A shares available on a "load waived" basis to customers of broker/dealers participating in "wrap fee" programs;

     (v) either the Fund, Fund Company, Fund Affiliate, or its agent is a Fund Member of the National Securities Clearing Corporation ("NSCC") and has access to the NSCC's Fund/Serv system ("Fund/Serv") and the NSCC's Networking system ("Networking").

     b. Fund Distributor represents and warrants to Service Provider that:

     (i) it has the requisite authority to enter into and perform its obligation under this Agreement.

     (ii) the payment to Service Provider of any 12b-1 Fees pursuant hereto is in material conformity with all federal, state and industry laws or regulations to which the Fund or its agents are subject; and

     (iii) if a Fund has a Class A distribution or shareholder servicing plan maintained or adopted pursuant to Rule 12b-1 under the 1940 Act ("Rule 12b-1 Plan"), such Fund's Class A Rule 12b-1 Plan does not pay fees in excess of 25 basis points per annum

     c. PIMS represents and warrants that:

     (i) it is a member in good standing of the NASD;

     (ii) it or a relevant designee is an NSCC Member and has access to Fund/Serv and Networking;

     (iii) it has the requisite authority to enter into and perform its obligations under this Agreement;

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

     (iv) it will conduct the services provided under this Agreement and those aspects of the Program for which it is responsible, in conformity, in all material respects, with all applicable laws, rules, and regulations;

     (v) its receipt of any Service Fees and 12b-1 Fees pursuant hereto is in material conformity with all federal, state and industry laws or regulations to which it is subject;

     d. PI represents and warrants that:

     (i) it is registered as an investment adviser under the Advisers Act;

     (ii) it has the requisite authority to enter into and perform its obligations under this Agreement.

     (iii) it will conduct the services provided under this Agreement and those aspects of the Program for which it is responsible, in conformity, in all material respects, with all applicable laws, rules, and regulations;

     (iv) its receipt of any Service Fees and 12b-1 Fees pursuant hereto is in material conformity with all federal, state and industry laws or regulations to which it is subject.

     e. If the foregoing representations and warranties made by the Fund Affiliate and Service Provider become no longer accurate, the affected party will promptly notify the other parties, as appropriate, thereof in writing.

     8.   USE OF PARTIES' NAMES

     a. Without Service Provider's prior written consent, which shall not be unreasonably withheld, Fund Affiliate will not cause or permit the use, description, or reference to Service Provider, or to the relationship contemplated by this Agreement, in any advertisement, sales literature, or other promotional materials or activities, including, without limitation, any advertisement or promotional materials published, distributed, or made available, or any activity conducted through, the Internet or any other electronic medium.

     b. Service Provider shall not make any representations regarding Fund Company or Fund Affiliate without the prior written consent of Fund Affiliate, which shall not be unreasonably withheld, except as follows:

     (i) Service Provider may refer to any Fund as part of a list of mutual funds available through any Program; and

     (ii) Service Provider may disclose any fact or make any reference to any information concerning any Fund that is contained in and accurately derived from the Fund's current prospectus or statement of additional information, or advertising, sales literature, or other promotional materials generated or approved by Fund Affiliate. Fund Affiliate may, in its reasonable discretion, request that Service Provider modify any reference to any Fund in subsequent advertisements or sales literature.

     9.   PROPRIETARY INFORMATION AND PRIVACY

     Each party hereto acknowledges that the identities of the other party's customers (including, with respect to Service Provider, for purposes of this section, Clients), information maintained by such other party regarding those customers ("Customer Information"), information regarding the terms and conditions of this Agreement, and all computer programs and procedures developed by such other party or such other party's Affiliates or agents in connection with such other party's performance of its duties

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

hereunder constitute the valuable property of such other party. Each party agrees that should it come into possession of any Customer Information, or any other property of such party, pursuant to this Agreement or any other agreement related to services under this Agreement, the party who acquired such information or property shall use its best efforts to hold such information in confidence and refrain from using, disclosing, or distributing any of such information or other property, except (i) as required or necessary to carry out the obligations imposed by this Agreement, (ii) with the other party's prior written consent, or (iii) as required by law or judicial process. Each party agrees to comply, at a minimum, with all applicable privacy laws, including those promulgated pursuant to Title V of the Gramm Leach Bliley Act of 1999. Each party agrees to maintain physical, electronic and procedural safeguards designed to protect the security, confidentiality, and integrity of, and to prevent unauthorized access to or use of, Customer Information. Each party acknowledges that any breach of the foregoing agreements as to the other party would result in immediate and irreparable harm to such other party for which there would be no adequate remedy at law and agrees that in the event of such a breach such other party will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction shall deem appropriate. Notwithstanding the foregoing, this paragraph shall not prohibit either party from utilizing for any purpose the names, addresses or other information concerning the other party's customers, for any purpose whatsoever, if such names, addresses or other information are obtained in any lawful manner other than from such other party pursuant to this Agreement.

     10.  INDEMNIFICATION

     a. Service Provider, jointly and severally, shall indemnify and hold harmless Fund Affiliate, Fund Distributor and each of their respective Affiliates, the Funds, and their directors, officers, employees and agents (Indemnified Parties) from and against any and all losses, claims, liabilities and expenses (including reasonable attorney's fees) ("Losses") incurred by any of them arising out of (i) Service Provider's dissemination of information regarding Fund Affiliate, Fund Distributor or a Fund that is materially misleading or materially incorrect, including, without limitation, a material omission, and that was not provided to Service Provider, or approved in writing, by Fund Affiliate, Fund Distributor, their respective Affiliates, or agents,
(ii) Service Provider's willful misconduct or negligence in the performance of, or failure to perform, its obligations under this Agreement, except to the extent such Losses result from the negligence, willful misconduct or breach of this Agreement by an Indemnified Party, or (iii) any breach by Service Provider of any representation, warranty or agreement contained in this Agreement.

     b. Fund Affiliate shall indemnify and hold harmless Service Provider and each director, officer, employee and agent of Service Provider and each Affiliate of Service Provider from and against any and all losses, claims, liabilities and expenses (including reasonable attorney's fees) ("Losses") incurred by any of them arising out of (i) any inaccuracy or omission in any prospectus, registration statement, annual or other periodic report or proxy statement of the Fund or any advertising, marketing, shareholder communication, or promotional material generated, provided, or approved in writing by Fund Affiliate, (ii) any violation of any law, rule or regulation relating to the registration or qualification of shares of the Fund, (iii) any breach by Fund Affiliate of any representation, warranty or agreement contained in this Agreement or (iv) the willful misconduct or negligence by Fund Affiliate in the performance of, or failure to perform, its obligations under this Agreement, except to the extent such Losses result from the negligence, willful misconduct or breach of this Agreement by Service Provider.

     c. Fund Distributor shall indemnify and hold harmless Service Provider and each director, officer, employee and agent of Service Provider and each Affiliate of Service Provider from and against any and all losses, claims, liabilities and expenses (including reasonable attorney's fees) ("Losses") incurred by any of them arising out of (i) any inaccuracy or omission in any prospectus, registration statement, annual or other periodic report or proxy statement of the Fund or any advertising, marketing,

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

shareholder communication, or promotional material generated, provided, or approved in writing by Fund Distributor, (ii) any violation of any law, rule or regulation relating to the registration or qualification of shares of the Fund,
(iii) any breach by Fund Distributor of any representation, warranty or agreement contained in this Agreement or (iv) the willful misconduct or negligence by Fund Distributor in the performance of, or failure to perform, its obligations under this Agreement, except to the extent such Losses result from the negligence, willful misconduct or breach of this Agreement by Service Provider.

     d. Except to the extent otherwise expressly provided in this Agreement, no party assumes any responsibility hereunder, or will be liable to the other, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control.

     e. In any event, no party shall be liable for any special, consequential or incidental damages.

     f. This section shall survive the termination of this Agreement.

     11.  ROLE AND RELATIONSHIP OF SERVICE PROVIDER

     The parties acknowledge and agree that the Services under this Agreement are record maintenance, shareholder communication, and related administrative services only and are not the services of an underwriter, principal underwriter, sub-distributor, or dealer of any Fund within the meaning of the Securities Act of 1933, as amended, or the 1940 Act. This Agreement does not grant Service Provider or a Correspondent any right to purchase shares of any Fund (although it does not preclude Service Provider or a Correspondent from purchasing any such shares), nor does it constitute Service Provider or a Correspondent an agent of Fund Affiliate or any Fund for purposes of selling shares of any Fund to any dealer or the public, except as expressly stated in this Agreement as to the receipt of Orders. To the extent Service Provider or a Correspondent is involved directly or indirectly in the purchase of shares of any Fund under this Agreement, such involvement will be as agent of Clients only. The parties further acknowledge and agree that Service Provider is not: (1) a "Sponsor" of a Program, as that term is defined under Rule 204-3(f) under the Advisers Act, or
(2) responsible for Correspondents' compliance with applicable securities, privacy, anti-money laundering, and other laws, rules, and regulations relating to advising, soliciting, selling, and transacting (including late trading and market timing) in Funds through the Programs.

     12.  INFORMATION TO BE PROVIDED

     a. At present and at all times during the term of this Agreement, all information supplemental to the Prospectuses and Statements of Additional Information provided to Service Provider for distribution to Clients, including but not limited to sales literature, advertisements and inter-dealer sales materials, will be prepared in accordance with all applicable federal and state securities laws and regulations. The Registration Statement (including the Prospectuses and Statement of Additional Information) and any sales materials relating to the Funds provided to Service Provider for distribution to Clients shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Fund Affiliate hereby agrees to forward copies of all marketing materials that it prepares with respect to its Funds that participate in the Programs to Service Provider (which includes inter-dealer materials (for internal use or broker use only) as well as sales, marketing and promotional materials intended for public distribution).

     b. Service Provider agrees that it and its employees or agents are not authorized to make any representation concerning shares of any Fund, except those contained in or accurately derived from the then current Prospectus or other materials provided to Service Provider by Fund Affiliate relating to such

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Fund.

     13.  NOTICES AND OTHER COMMUNICATIONS

     All notices and other communications required by this Agreement shall be in writing and delivered personally, sent by first class mail, or delivered by a nationally recognized courier service. Such notices will be deemed to have been received (1) in the case of first class mail, as of the earlier of actual physical receipt or three (3) days after deposit, first class postage prepaid, in the United States mail or (2) in the case of delivery via a recognized courier service, as of the earlier of actual physical receipt or three (3) days after delivery to such service. All such notices shall be made:

         (a) if to PIMS or PI (Service Provider):

        Legal Counsel                           President
        Prudential Investments LLC              Prudential Investments LLC
        Prudential Investment Management        Prudential Investment Management
        Services LLC                            Services LLC
        Gateway Center Three, 4th Floor         C/o Investment Management
        Newark, NJ  07102                       Services
                                                Gateway Center Three, 13th Floor
                                                Newark, NJ  07102

        (b) if to Fund Affiliate:

        Security Management Company, LLC
        Attention:  General Counsel
        One Security Benefit Place
        Topeka, KS 66636
        (c) if to Fund Distributor:

        Security Distributors, Inc.
        Attention:  General Counsel
        One Security Benefit Place
        Topeka, KS 66636

     14.  NON-EXCLUSIVITY

     Each party acknowledges that the other may enter into agreements similar to this Agreement with other parties for the performance of services similar to those to be provided under this Agreement, unless otherwise agreed to in writing by the parties.

     15.  ASSIGNABILITY

     This Agreement is not assignable by any party without the other parties' prior written consent and any assignment in contravention hereof shall be null and void. A change in control of either party shall not constitute an assignment of this Agreement.

     16.  EXHIBITS AND SCHEDULES

     All Exhibits and Schedules attached to this Agreement, as they may be amended from time to time, are by this reference incorporated into and made a part of this Agreement.

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     17.  ENTIRE AGREEMENT; AMENDMENT

     This Agreement (including any Exhibits and Schedules hereto) constitutes the entire agreement between the parties as to the subject matter hereof and supersedes any and all agreements, representations and warranties, written or oral, regarding such subject matter made prior to the time at which this Agreement has been executed and delivered by Service Provider, Fund Affiliate and Fund Distributor. This Agreement may be amended only by a writing executed by each party hereto that is to be bound by such amendment, except that Exhibits A and B (other than Exhibit C) to this Agreement may be amended by Service Provider upon ninety (90) days' written notice to Fund Affiliate or such earlier time as shall be agreed to by the parties.

     18.  GOVERNING LAW

     This Agreement will be governed by and interpreted under the laws of the State of New York as applied to contracts entered into and to be performed entirely within the state.

     19.  ARBITRATION

If a dispute arises between Service Provider and Fund Affiliate or Fund Distributor with respect to this Agreement that the parties are unable to resolve themselves, it shall be settled by arbitration in accordance with the then-existing NASD Code of Arbitration Procedures (NASD Code), except if the NASD is unwilling to accept jurisdiction of the matter, such arbitration will be held in accordance with the rules and regulations of the American Arbitration Association ("AAA"). The parties agree that to the extent permitted by the NASD Code and AAA's rules and regulations, the arbitrator(s) shall be selected from the securities industry.

     20.  EFFECTIVENESS OF AGREEMENT; TERMINATION

     a.   This Agreement will become effective as to a Fund as of the later of
          (i) the date set forth below or (ii) such later date as Service Provider may, in its discretion, designate.

     b. This Agreement may be terminated as to a Fund by any party (i) upon sixty (60) days' written notice to the other party or (ii) upon such shorter notice as is required by law, order, or instruction by a court of competent jurisdiction or a regulatory body or self-regulatory organization with jurisdiction over the terminating party. Without limiting the generality of the foregoing, the 12b-1 Fee may be terminated, without the payment of any penalty, by a vote of a majority of the members of a Fund's Board of Directors who are not interested persons (as that term is defined in the 1940 Act) of the Fund and who have no direct or indirect financial interest in the operation of the 12b-1 plan or by a vote of a majority of the outstanding voting securities of such Fund on not more than sixty (60) days written notice to Service Provider. The 12b-1 Fee shall terminate automatically in the event this Agreement is assigned within the meaning of the 1940 Act.

     c. Notwithstanding Section 20 (b), Service Provider acknowledges that in the event of the termination of the 12b-1 Plan, a reduction in the payments pursuant to the 12b-1 Plan or the termination of the Fund Distributor as the principal underwriter of the Funds, the Fund Distributor or the Fund's transfer agent, or paying agent will be responsible for payment of any portion of the 12b-1 Fee not so paid by the Fund Distributor for a period not to exceed six months from the date of such termination or reduction in payments, unless otherwise agreed to by the Fund Distributor and Service Provider or the Fund's transfer agent or paying agent.

     d. Upon the termination date as to any Fund, Service Provider will no longer make the Fund shares available for purchase by Clients through the Programs. Service Provider reserves the right to transfer the Fund shares of the Clients out of the Account.

     e. (i) Notwithstanding any termination, Fund Affiliate will remain obligated to pay Service Provider the Service Fee as to each share of the Fund that was considered in the calculation of the Service Fee as of the date of termination, and as to each share of the Fund that results from reinvesting the dividends or capital gains distributed on such shares (each a "Pre-Termination Service Share"), for so long as such Pre-Termination Service Share is held through the Programs, Service Provider continues to perform substantially all of the Services as to such Pre-Termination Service Share, the investment advisory agreement between Fund Affiliate and Fund is still in force and effect and payment of the Service Fee is permitted in accordance with applicable law. Further, for so long as Service Provider continues to perform the Services as to any Pre-Termination Service Shares, this Agreement will otherwise remain in full force and effect as to such Pre-Termination Service Shares. (ii) Notwithstanding any termination, Fund Distributor will remain obligated to pay Service Provider the 12b-1 Fee as to each share of the Fund that was considered in the calculation of the 12b-1 Fee as of the date of termination, and as to each share of the Fund that results from reinvesting the dividends or capital gains distributed on such shares (each a "Pre-Termination 12b-1 Share"), for so long as such Pre-Termination 12b-1 Share is held through the Programs, Service Provider continues to perform substantially all of the 12b-1 Services as to such Pre-Termination 12b-1 Share, 12b-1 Plan of the Fund is still in force and effect and payment of the 12b-1 Fee is permitted in accordance with applicable law. Further, for so long as Service Provider continues to perform the 12b-1 Services as to any Pre-Termination 12b-1 Shares, this Agreement will otherwise remain in full force and effect as to such Pre-Termination 12b-1 Shares.

     f. In the event a Fund merges or is subject to some other form of business reorganization such that shareholders of the Fund receive shares of an entity not covered by this Agreement (each share a "Reorganized Share") and the fund issuing the Reorganized Shares is an Affiliate of Fund Affiliate, each such Reorganized Share shall be deemed to be a Pre-Termination Share, and (i) Fund Affiliate shall remain obligated to pay Service Provider the Service Fee as to each Reorganized Share and (ii) Fund Distributor shall remain obligated to pay Service Provider the 12b-1 Fee as to each Reorganized Share, in each case, for so long as such Reorganized Share is held in the Account, unless the fund issuing such Reorganized Share is subject to a services agreement with Service Provider other than pursuant to this Agreement. The parties agree, however, that the payment obligations contemplated under this Section 20.g. are limited by, and subject to, the provisions in Section 20.f.

     21.  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been executed by a duly authorized representative of the parties hereto.

PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC



By:      /s/ KEVIN B. OSBORN
         ---------------------------------------------
Name:    KEVIN B. OSBORN
         ---------------------------------------------
Title:   EVP
         ---------------------------------------------
Date:    10/2/06
         ---------------------------------------------

PRUDENTIAL INVESTMENTS LLC



By:      /s/ LAURIE CAMPBELL
         ---------------------------------------------
Name:    LAURIE CAMPBELL
         ---------------------------------------------
Title:   SVP
         ---------------------------------------------
Date:    09/29/06
         ---------------------------------------------



FUND AFFILIATE:

SECURITY MANAGEMENT COMPANY, LLC
One Security Benefit Place, Topeka, Kansas 66636


By:      /s/ MICHAEL G. ODLUM
         ---------------------------------------------
Name:    MICHAEL G. ODLUM
         ---------------------------------------------
Title:   PRESIDENT
         ---------------------------------------------
Date:    09/22/06
         ---------------------------------------------



FUND DISTRIBUTOR:

SECURITY DISTRIBUTORS, Inc.
One Security Benefit Place, Topeka, Kansas 66636


By:      /s/ GREGORY J. GARVIN
         ---------------------------------------------
Name:    GREGORY J. GARVIN
         ---------------------------------------------
Title:   PRESIDENT
         ---------------------------------------------
Date:    09/22/06
         ---------------------------------------------

                                    EXHIBIT A

                                    SERVICES

                                      * * *

1.   RECORD KEEPING AND MAINTENANCE

     Service Provider shall maintain, or cause to be maintained, the following records with respect to a Fund for each Client who holds Fund shares in the
Programs:

     a.   Number of shares;

     b. Date, price and amount of purchases and redemptions (including dividend reinvestments) and dates and amounts of dividends paid for at least the current year to date;

     c. Name and address of the Client, including zip codes and social security numbers or taxpayer identification numbers;

     d.   Records of distributions and dividend payments;

     e.   Any transfers of shares; and

     f.   Overall control records.

2.   SHAREHOLDER COMMUNICATIONS

     Service Provider shall perform, or cause to be performed, the following shareholder communications services:

     a. Provide to a shareholder mailing agent for the purpose of mailing certain Fund-related materials the names and addresses of all Clients who hold shares of such Fund in their Program brokerage accounts. The expense of such shareholder mailing agent shall be paid by Fund, Fund Affiliate or their designee, provided, that Service Provider shall use best efforts to provide shareholder mailing agent with the Client addresses with sufficient lead time to complete such mailings on a timely basis. The Fund-related materials shall consist of updated prospectuses and any supplements and amendments thereto, annual and other periodic reports, proxy or information statements and other appropriate shareholder communications. In the alternative, in accordance with the Operating Procedures, Service Provider may distribute the Fund-related materials to Clients;

     b. Mail current Fund prospectuses and statements of additional information and annual and other periodic reports upon a Client's request and, as applicable, with confirmation statements;

     c. Mail statements to Clients on a monthly basis (or, as to accounts in which there has been no activity in a particular month, no less frequently than quarterly) showing, among other things, the number of shares of each Fund owned by such Clients and the net asset value of such Fund as of a recent date;

     d. Produce and mail to Clients confirmation statements reflecting purchases and redemptions of shares of each Fund in Program brokerage accounts;

     e. Respond to Client inquiries regarding, among other things, share prices, account balances, dividend amounts and dividend payment dates; and

     f. If Service Provider clears transactions in Fund shares for any Correspondents in an omnibus relationship, it will cause such Correspondent to provide shareholder communications services set forth in this section.

3.   OTHER ADMINISTRATIVE SERVICES

     Service Provider will provide the following other administrative services to Fund Affiliate and its relevant Affiliates:

     a. Coordinate relationships between Fund Affiliate (and their relevant Affiliates) and Correspondents that sell Funds to Clients pursuant to the Programs;

     b. Respond to Fund Affiliate's inquiries regarding the Programs;

     c. Perform due diligence with respect to the Funds and information generated by Fund Affiliate (or an Affiliate) regarding the Funds and otherwise monitor the Funds selected for the Programs;

     d. Provide Fund sales and asset information to Fund Affiliate and their relevant Affiliates as the parties may from time to time agree; and

     e. Make personnel reasonably available to attend in-person meetings, to participate in video and telephone conference calls, and to assist in organizing and co-sponsoring the same, with Fund Affiliate and its relevant Affiliates to discuss investment strategies, portfolio holdings, and management philosophy regarding the Funds.


                                12 B -1 SERVICES

                                      * * *


The 12b-1 Services are administrative and other services, including, but not limited to, furnishing (or causing to be furnished) any and all personal and other services and assistance to Customers who own shares of a Fund, that are allowable under Section 12b-1 under the Investment Company Act of 1940.

                                    EXHIBIT B

                              OPERATING PROCEDURES

                                      * * *

1.   THE ACCOUNT

     a. Service Provider or its designated clearing broker-dealer ("Clearing Firm") (for purposes of these Operating Procedures, Service Provider and Clearing Firm shall be collectively referred to as "Service Provider") will open or cause to be opened an Account (as defined in the Agreement) with each Fund. The Account default will be reinvestment of dividend and capital gain distributions.

     b. Fund Affiliate shall designate the Account with account numbers. Account numbers will be the means of identification when the parties place transactions in the Account.

     c. The parties acknowledge that the Account is an omnibus account in Service Provider's name with Fund shares held by multiple beneficial owners. The parties agree that all Fund shares held by Service Provider on behalf of Clients shall be carried in a custody account for the exclusive benefit of Clients and shall not be subject to any right, charge, security interest, lien, or other claim against Service Provider in favor of any Funds or any Fund Company.

     d. The Account shall be kept open on the Fund's books regardless of a lack of activity or small position size, except to the extent that Service Provider takes specific action to close the Account, or to the extent the Fund's prospectus reserves the right to close inactive accounts. In the latter case, Fund Affiliate will give thirty (30) days' prior notice to Service Provider before closing any Account.

     e. Service Provider has the right to open additional accounts from time to time to accommodate other investment options and features and to consolidate existing accounts if and when appropriate to meet the needs of the Programs. If it is necessary for Service Provider to open an account with a Fund for the payment of distributions in cash, the term "Account" shall mean both the account for the reinvestment of dividend and capital-gain distributions and the account for the payment of distributions in cash.

     f. Service Provider reserves the right to issue instructions to each Fund to move shares between the Account and any other account Service Provider may open or maintain, subject to the Funds' then current prospectus.

2.   AUTHORIZATION TO RECEIVE ORDERS ON A FUND'S BEHALF

     a. Fund Affiliate hereby designates and authorizes Service Provider to receive purchase and redemption orders in proper form ("Orders") from Clients on the Fund's behalf for purposes of Rule 22c-1 under the 1940 Act, so that any such Clients will receive the share price next computed by the Fund after the time at which Service Provider has received the order from such Clients.

     b. Fund Affiliate further agrees that Service Provider may designate and authorize such intermediaries as it deems necessary, appropriate, or desirable ("Sub-Designees"), to receive Orders from Clients on the Fund's behalf for purposes of Rule 22c-1 under the 1940 Act, so that any such Client will receive the share price next computed by the Fund after the time at which such customer places its Order with the Sub-Designee (in connection with receiving Orders under Sections 2, 3, and 4 of these Operating Procedures, Service Provider and Sub-Designees shall be collectively referred to as "Service Provider"). Service Provider shall be responsible for the performance of Sub-Designees to the same extent as if the actions were those of Service Provider itself. In addition, appointment of Sub-Designees by Service Provider does not relieve Service Provider of any obligations it has under this Agreement.

     c. In connection with this Section 2, Fund Affiliate represents, warrants, and covenants to

Service Provider that all necessary legal and other actions have been taken by each Fund's board of directors or trustees, as the case may be, to authorize Service Provider to receive purchase and redemption Orders from Clients on behalf of the Funds for purposes of Rule 22c-1 under the 1940 Act.

3.   NSCC PROCESSING

     a. IN GENERAL. Unless otherwise agreed to by the parties, each Account maintained at the Fund will be maintained in accordance with NSCC Matrix Level 3 (full broker control) established processing rules and standards. This Section 3 applies to transmissions of Fund transaction and registration data and the settlement of those Fund transactions through Fund/Serv and transmissions of Account data and the processing of dividend and capital-gain distributions through the Networking system on an omnibus basis pursuant to Matrix Level 3 (full broker control).

     b. NSCC COVENANTS. Service Provider and Fund Affiliate agree (1) to perform any and all duties, functions, procedures and responsibilities assigned to them by NSCC rules, procedures or other requirements relating to Fund/Serv ("NSCC Fund/Serv Rules") and Networking ("NSCC Networking Rules"), as applicable, in a competent manner; (ii) to maintain facilities, equipment and skilled personnel sufficient to perform the foregoing activities; (iii) that any information provided to the other party through Fund/Serv or Networking will be accurate, complete, and in the format prescribed by the NSCC; and (iv) to adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/Serv or Networking and to limit the access to, and the inputting of data into, Fund/Serv or Networking to persons specifically authorized by the party.

     c. FUND/SERV.

     (i) TRANSACTIONS SUBJECT TO FUND/SERV. On each Business Day, Fund Affiliate agrees (A) to accept and effect changes in its records upon receipt of purchase, redemption, and registration instructions from Service Provider electronically through Fund/Serv; (B) to process any instructions received from Service Provider through Fund/Serv in a timely manner; and (C) to confirm or reject any Fund purchase or redemption Order received from Service Provider through Fund/Serv prior to the next opening of regular trading on the New York Stock Exchange or to notify Service Provider prior to the next opening of regular trading on the New York Stock Exchange of any event, such as a systems failure of the Fund Affiliate, Fund Company or the NSCC, that would prohibit Fund Affiliate from confirming or rejecting such an Order.

     (ii) TRANSMISSION OF ORDERS THROUGH FUND/SERV. For any purchase or redemption of Fund shares processed through Fund/Serv, Service Provider agrees that, except as set forth in Section 3(c)(iv) below, (A) Orders received by Service Provider prior to the close of regular trading on the New York Stock Exchange (generally, 4:00 p.m. Eastern time) ("Market Close") on any Business Day ("Day 1") (such Orders are referred to herein as "Day 1 Trades") will be transmitted by Service Provider to Fund Affiliate through Fund/Serv in the manner and within the time frame permitted by NSCC Fund/Serv Rules (currently prior to 8:00 p.m. Eastern Time, or, 11:00 p.m. Eastern Time in the case of certain permitted "late pass transmissions") on Day 1; and (B) Orders received by Service Provider at or after Market Close on Day 1 (such Orders are referred to herein as "Day 2 Trades") will be transmitted by Service Provider to Fund Affiliate through Fund/Serv in the manner and within the time frame permitted by NSCC Fund/Serv Rules (currently prior to 8:00 p.m. Eastern Time) on the next Business Day ("Day 2").

     (iii) FUND'S PRICING OF ORDERS. For any purchase or redemption of Fund shares processed through Fund/Serv, Fund Affiliate agrees that, except as set forth in Section 3(c)(iv) below, (A) Day 1 Trades will be effected at the net asset value of each Fund's shares ("Net Asset Value") calculated as of Market Close on Day 1, provided such trades are transmitted to the NSCC through Fund/Serv in the manner and within the time frame permitted by NSCC Fund/Serv Rules as set forth in subsection 3(c)(ii) above; and (B) Day 2 Trades will be effected at the Net Asset Value calculated as of Market Close on Day 2, provided such trades are transmitted to the NSCC through Fund/Serv in the manner and within the time frame required by NSCC Fund/Serv Rules as set forth in subsection 3(c)(ii) above. Fund Affiliate agrees that, consistent with the foregoing, Day 1 Trades will have been received by the Fund prior to Market Close on Day 1, and Day 2 Trades will have been received by the Fund prior to Market Close on Day 2, for all purposes, including, without limitation, effecting distributions.

     (iv) EXCEPTIONS. Notwithstanding subsections 3(c)(ii) and 3(c)(iii) above, Fund Affiliate agrees that,

     (A) if Service Provider is prevented from transmitting Day 1 Trades to Fund Affiliate through Fund/Serv on Day 1 due to unforeseen circumstances (such as computer system failures experienced by Service Provider or the NSCC, natural catastrophes, or other emergencies or human error), provided that Service Provider notifies Fund Affiliate of such contingency prior to 6:00 p.m. Eastern Time on Day 1, Service Provider may:

     (I) transmit such Day 1 Trades to the Fund through Fund/Serv prior to 6:00 p.m. Eastern Time on Day 2, and such Day 1 Trades will be effected at the Net Asset Value calculated as of Market Close on Day 1, provided further that Service Provider notifies Fund Affiliate of the Day 1 Trade information prior to 9:30 a.m. Eastern Time on Day 2 and that any loss to the Fund associated with such "as of" processing shall be borne by Service Provider; or

     (II) transmit the Day 1 Trades through means other than Fund/Serv prior to 9:30 a.m. Eastern Time on Day 2, and such Day 1 Trades will be effected at the Net Asset Value calculated as of Market Close on Day 1, and settle and reconcile pursuant to the provisions of Section 4(d) below provided that any loss to the Fund associated with such "as of" processing shall be borne by Service Provider;

     (B) in the event that Fund Affiliate rejects a Day 1 Trade (or notifies Service Provider pursuant to Section 3(c)(i) above that it would have rejected the Day 1 Trade had there not been systems error), and the parties agree that such rejection can be remediated by Service Provider, Service Provider may follow the procedures for transmitting trades set forth in subsections 3(c) (iv)
(A) (I) or 3(c) (iv) (A) (II) above, and such Day 1 Trades will be effected at the Net Asset Value calculated as of Market Close on Day 1 provided that any loss to the Fund associated with such "as of" processing shall be borne by Service Provider.

     (v) SETTLEMENT OF TRANSACTIONS. For any purchase or redemption of Fund shares processed through Fund/Serv, Service Provider and Fund Affiliate will settle Day 1 Trades on Day 2 and Day 2 Trades on Day 3 (each, respectively, a "Settlement Date") in the manner provided by NSCC Fund/Serv Rules. Should Fund Affiliate need to extend settlement on a trade, Fund Affiliate must contact Service Provider by 11:00 a.m. Eastern Time on trade date + 1 to discuss the extension. For purposes of determining the length of settlement, Fund Affiliate agrees to treat shareholders that hold Fund shares through the Account the same as it treats shareholders that hold Fund shares directly with the Fund.

     d.   DISTRIBUTIONS

     (i) For each Account, Fund Affiliate shall provide all dividend and capital-gain distribution information to Service Provider in a timely manner to enable Service Provider to pay distributions to Clients on or as close to payable date as practicable. As to each Fund, Fund Affiliate or such Fund shall provide Service Provider with (A) the record date, ex-dividend date, and payable date with respect to a Fund as soon as practicable after it is announced, but no later than three (3) Business Days prior to record date, (B) access to the record date share balance in the Omnibus Account and the distribution rate per share on the first Business Day after record date, and (C) the reinvest price per share as soon as it is available. Other distribution information required by Service Provider from time to time for payment of distributions to Clients shall be provided by Fund Affiliate on such dates as are agreed upon between Service Provider and Fund Affiliate, but no later than the payable date. All daily accrual rates should be communicated to Service Provider via the NSCC CUSIP profile price and rate facility.

     (ii) For each Account designated for the reinvestment of dividend and capital-gain distributions, and for purposes of effecting cash dividend and capital-gain distributions through such Account for Clients who have elected through Service Provider to receive their dividend and/or capital-gain distributions in cash, Service Provider may, at its option, follow the procedures set forth in this subsection 3(d)(ii) or in Section 4(f) below. On the next Business Day following reinvestment (R+1), Service Provider shall send Fund Affiliate redemption trades via the NSCC CNS process by 7 a.m. Eastern Time for processing at the NAV calculated that day. In the event such NSCC CNS cycle is not available, Service Provider shall give notification to Fund Affiliate in a manner agreed to by the parties of the aggregate number of Fund shares necessary to be redeemed. Fund Affiliate or such Fund shall send the redemption proceeds through the NSCC's money settlement process on the same Business Day following the Business Day on which it receives the redemption Order. Service Provider shall use such proceeds to pay the dividend and capital gain distribution in cash to Clients who have elected to receive such dividends or distributions in cash.

     (iii) For each Account designated for the payment of dividend and capital-gain distributions in cash, Fund Affiliate shall, on the next Business Day following payable date, pay to Service Provider through the NSCC's money settlement process the full amount of such capital-gain distributions and/or dividends.

     (iv) For each Fund that pays daily dividends, Fund Affiliate shall provide on a daily basis, the following record date information: daily rate, account share balance, account accrual dividend amount (for that day), account accrual dividend amount (for period to date), and account transfers and period-to-date accrual amounts.

     (v) For each Fund that pays daily dividends, (A) Fund Affiliate shall notify Service Provider how the Fund determines eligible dividend shares and whether it pays dividends "on entry" or "on exit" and (B) Fund Affiliate shall accrue dividends, commencing on the settlement date for the purchase of Fund shares and terminating on the trade date for the redemption of Fund shares.

     e.   ACCOUNT RECONCILIATION REQUIREMENTS

     (i) Service Provider shall verify, on a next day basis, Orders placed for the Account with each Fund. All activity in the Account must be reflected. Therefore, any "as of' activity must be shown with its corresponding "as of' dates.

     (ii) With respect to other than non-broker-controlled Accounts, Service Provider must receive or have access to statements on or before the eighth Business Day of each month, even if there has been no activity in the Account during the period, unless Service Provider can verify transactions by electronic transmission.

     (iii) The parties agree to notify each other and correct any error in the Account with any Fund upon discovery. If an error is not corrected by the day following discovery, each party agrees to make best efforts to avoid this from hindering any routine daily operational activity.

     (iv) Fund Affiliate shall provide a daily position file and online access to Accounts to Service Provider.

     (v) This section, except for subsection (ii), also applies to "Outside of NSCC" transactions delineated in Section 4 below.

     f. NETWORKING. For each Account established and/or maintained pursuant to Networking, Fund Affiliate shall accept and effect changes in its records upon receipt of instructions, communications, and actions from Service Provider electronically through Networking without supporting documentation from Service Provider or the beneficial owners of Fund shares. Fund Affiliate shall be responsible for processing any such instructions, communications, or actions from Service Provider and for executing the instructions of Service Provider in a timely manner in accordance with NSCC rules and procedures. Each Account will be maintained in accordance with Matrix Level 3 (full broker control) as designated by the NSCC.

4.   PROCESSING OUTSIDE OF NSCC

     This Section 4 applies to transmission of Fund transaction and registration data and the settlement of those Fund transactions outside of Fund/Serv and Networking.

     a. PURCHASE AND REDEMPTION ORDERS. For each day on which any Client places a purchase or redemption order for shares of a Fund under a Program, Service Provider shall aggregate all such purchase orders and aggregate all such redemption orders and communicate to the Fund an aggregate purchase order and an aggregate redemption order.

     b. TRANSMISSION OF ORDERS. Service Provider agrees that, except as set forth in subsection 4(c)(ii) below: (i) Orders received by Service Provider prior to Market Close on Day 1 will be transmitted by Service Provider to the Fund by 6:00 p.m. Eastern time on Day 1; and (ii) Orders received by Service Provider at or after Market Close on Day 1 will be transmitted by Service Provider to the Fund by 6:00 p.m. Eastern time on Day 2.

     c. FUND AFFILIATE PRICING OF ORDERS

     (i) Fund Affiliate agrees that, except as set forth in subsection 4(c)(ii) below, Day 1 Trades will be effected at the net asset value of each Funds shares ("Net Asset Value") calculated as of Market Close on Day 1, provided such trades are received by the Fund by 6:00 p.m. Eastern time on Day 1; and Day 2 Trades will be effected at the Net Asset Value calculated as of Market Close on Day 2, provided such trades are received by the Fund by 6:00 p.m. Eastern time on Day
2. Fund Affiliate agrees that, consistent with the foregoing, Day 1 Trades will have been received by the Fund prior to Market Close on Day 1, and Day 2 Trades will have been received by the Fund prior to Market Close on Day 2, for all purposes, including, without limitation, effecting distributions.

     (ii) Notwithstanding Sections 4(b) and 4(c)(i) above, Fund Affiliate agrees that, if Service Provider is prevented from transmitting Day 1 Trades to the Fund by 6:00 p.m. Eastern time on Day 1 due to unforeseen circumstances, such as computer system failures, natural catastrophes, or other emergencies or human error, then Service Provider may transmit such Day 1 Trades by 9:30 a.m. Eastern time on Day 2, and such Day 1 Trades will be effected at the Net Asset Value calculated as of Market Close on Day 1, provided that Service Provider notifies the Fund of such contingency prior to 6:00 p.m. Eastern time on Day 1 and provided further that any loss incurred by a Fund as a result of such "as of" processing shall be borne by Service Provider.

     d.   SETTLEMENT OF TRANSACTIONS

     (i) Service Provider and Fund Affiliate will settle Day 1 Trades on Day 2 and will settle Day 2 Trades on Day 3.

     (ii) Service Provider will transmit the aggregate purchase price of all the purchase Orders for a given trade date to the Fund by wire transfer on the appropriate Settlement Date.

     (iii) Fund Affiliate will cause the Fund(s) to send to Service Provider the aggregate proceeds of all redemption Orders for the Fund(s) placed by Service Provider on a given trade date on the appropriate Settlement Date. Such redemption proceeds will be sent by wire transfer on the Settlement Date for the redemption Orders. Wire transfers of redemption proceeds shall be separate from wire transfers for other purposes.

     (iv) Each wire transfer of redemption proceeds shall indicate, on the Fed Funds wire system, the amount thereof attributable to each Fund; provided, however, that if the number of entries would be too great to be transmitted through the Fed Funds wire system, Fund Affiliate shall, on the day the wire is sent, notify Service Provider of such entries. The cost of the wire transfer is the responsibility of the party sending the wire. The interest cost associated with any delayed wire is the responsibility of the party sending the wire and will be charged at the Federal Funds rate.

     (v) Should a Fund need to extend settlement on a trade, including without limitation Orders under any amendment to these Operating Procedures to implement retirement plan order processing, Fund Affiliate must contact Service Provider by 9:00 a.m. Eastern time on trade date + 1 to discuss the extension. For purposes of determining the length of settlement, Fund Affiliate agrees to treat shareholders that hold Fund shares through the Account the same as it treats shareholders that hold Fund shares directly with the Fund.

     (vi) In the event that a Fund cannot verify redemption proceeds, Fund Affiliate will settle trades and forward redemption proceeds in accordance with these Operating Procedures based on the information provided by Service Provider. Service Provider will be responsible for the accuracy of all trade information provided by it.

     e.   ACCOUNT RECONCILIATION REQUIREMENTS

     See Section 3(e) above.

     f.   DISTRIBUTIONS

     (i) Fund Affiliate shall provide dividend and capital-gain distribution information to Service Provider in the manner and within the time frames set forth in subsection 3(d)(i) above.

     (ii) As set forth in Section 1(a) above, the Account will be set up for the reinvestment of dividend and capital-gain distributions. For purposes of effecting cash distributions through the Account for Clients who have elected to receive their dividend and/or capital-gain distribution in cash, Service Provider shall submit to Fund Affiliate a separate redemption Order prior to 10:00 a.m., Eastern time, on the next Business Day following receipt of the reinvest price per share (R+ 1) as provided in subsection 3(d)(i)(C) above. Fund Affiliate or such Fund shall wire the proceeds from such redemption Order to the designated Service Provider account on the same Business Day (R+1). Service Provider shall use such proceeds to pay the dividend and/or capital-gain distribution in cash to Clients who have elected to receive such distributions in cash.

     (iii) If Service Provider maintains an Account with a Fund for the payment of distributions in cash, Fund Affiliate shall wire, on payable date, any cash distribution from the Fund to Service Provider.

     (iv) For each Fund that pays daily dividends, Fund Affiliate shall provide on a daily basis, the following record date information: daily rate, account share balance, account accrual dividend amount (for that day), account accrual dividend amount (for period to date), and account transfers and period-to-date accrual amounts.

     (v) For each Fund that pays daily dividends, each Fund shall accrue dividends, commencing on the settlement date for the purchase of Fund shares and terminating on the trade date for the redemption of Fund shares.

     g.   TRANSFER OF ACCOUNTS

     (i) Fund Affiliate agrees to transfer shares between accounts for Clients or other street name brokers held directly with a Fund and the Account on the Fund's records. For the purpose of expediting transfers from such accounts that must be processed, Fund Company will accept transfer instructions through the Networking Mass Broker to Broker facility or outside of NSCC's Networking service, Fund Affiliate will accept by facsimile transmission a summary sheet of information indicating the Clients' names, account numbers, the Fund affected, and the number of shares to be re-registered or liquidated ("Summary Sheet"). The Service Provider will retain copies of the transfer authorization for the period required by any applicable law, rule or regulation. All transfer requests into or out of the Account from parties other than Service Provider's authorized persons must be forwarded to Service Provider for approval prior to processing. Service Provider will forward a list of authorized persons to Fund Affiliate with this Agreement.

     (ii) Fund Affiliate shall process all transfer and liquidation requests into the appropriate Account. At no time shall any Fund establish separate accounts registered to Service Provider for the benefit of individual shareholders. In the event any such account is mistakenly opened, Service Provider reserves the right to instruct such Fund to move Fund shares to the Account.

     (iii) Fund Affiliate must confirm to Service Provider the completion of each transfer on the day it occurs. The confirming information shall include the number of shares, date ("as of" date if unavoidable delay), transaction date, account number of the Client and the Account, registration, accrued dividends and account type (e.g., retail single customer, etc.).

     (iv) Transfer processing after record date but prior to payable date will include all accrued dividends. Fund Affiliate is responsible for monitoring all completed full transfers for "trailing" dividends. Should a "trailing" dividend appear in an account, Fund Affiliate shall send such dividend to Service Provider within five (5) Business Days, along with a specific written notification thereof. Notification shall include details of the dividend and Client, including the Client's social security number or taxpayer identification number, and/or the account number for the Account to which the transfer was made.

     (v) If Clients submit share certificates for transfer into their Service Provider brokerage accounts, Service Provider will send such certificates, properly endorsed to the applicable Fund, for transfer into the Account with such Fund. Upon the request of Service Provider, Fund Affiliate agrees to provide the status of said certificates and book share balances.

5.   GENERAL

     a.   RECORD MAINTENANCE

     Service Provider shall maintain, or cause to be maintained, records as described in Exhibit A hereto.

     b.   SHAREHOLDER COMMUNICATIONS

     (i) Service Provider shall provide, or cause to be provided, the shareholder communication services described in Exhibit A hereto.

     (ii) Fund Affiliate shall be responsible for drop shipping certain Fund-related materials, to a location convenient to and as directed by Service Provider including, but not limited to, updated prospectuses and any supplements and amendments thereto, annual and other periodic reports, proxy or information statements and other appropriate shareholder communications to Service Provider or its mailing agent. Fund Affiliate agrees to permit Service Provider or the mailing agent to consolidate mailings of material to shareholders of more than one Fund if the mailing is identical for all Funds in Fund Company family. Fund Affiliate is obligated to drop ship these materials (at no expense to Service Provider) in amounts reasonably requested by Service Provider for distribution to Clients with assets allocated to a Fund and in a timely manner so as to allow Service Provider to send such materials on a timely basis to Clients. Fund Affiliate shall notify Service Provider within a reasonable period of time of any change to a Fund's prospectus.

     (iii) Fund Affiliate shall ensure that the prospectus of each of its Funds discloses that a broker may charge transaction fees on the purchase and/or sale of Fund shares. Fund Affiliate shall also ensure that either the prospectus, or the statement of additional information ("SAI") if the SAI is incorporated in the prospectus, of each of its Funds discloses that:

     (A) the Fund has authorized one or more brokers to receive on its behalf purchase and redemption Orders;

     (B) such brokers are authorized to designate other intermediaries to receive purchase and redemption Orders on the Fund's behalf;

     (C) the Fund will be deemed to have received a purchase or redemption Order when an authorized broker or, if applicable, a broker's authorized designee, receives the Order;

     (D) Client Orders will be priced at the Fund's Net Asset Value next computed after they are received by an authorized broker or the broker's authorized designee; and

     (E) the annual report contains additional performance information and will be made available to investors upon request and without charge.

     c.   DIVIDEND AND DISTRIBUTION REPORTING

     For annual tax reporting purposes, Fund Affiliate shall inform Service Provider by January 15 of the portion of each Fund's distributions for the previous calendar year that include dividends, capital gains, and tax reclassifications; and by February 15, the portion of each Fund's distributions for the previous calendar year that include foreign source income, tax exempt income by state of origin or return of capital, U.S. government obligation interest, creditable and non-creditable foreign tax, dividends eligible for the corporate dividends received deductions, any redemption proceeds, and spillback/throwback dividends.

     d. MERGERS, SPLITS, LIQUIDATIONS, CUSIP CHANGES, AND REORGANIZATION ACTIVITIES. Fund Affiliate shall use reasonable efforts to provide to Service Provider thirty (30) days' prior written notice of any mergers, splits, liquidations, CUSIP changes, and other reorganization activities of or material changes to a Fund.

     e. PRICING INFORMATION. On every Business Day, Fund Affiliate, through an appropriate electronic pricing service, will provide to Service Provider prior to 7:00 p.m., Eastern time, each Fund's closing Net Asset Value and public offering price (if applicable) for that day and/or notification of no price for that day. Fund Affiliate, or the applicable electronic service provider, shall provide such information on a best efforts basis taking into consideration any extraordinary circumstances arising at the Fund (e.g., natural disasters, etc.).

     f. PRICE, DISTRIBUTION RATE AND OTHER ERRORS

     (i) If adjustments are required to correct any error in the computation of the Net Asset Value or public offering price of a Fund's shares, in the distribution rate for a Fund's shares, or otherwise, Fund Affiliate shall notify Service Provider upon discovering the need for such adjustments. Notification may be made orally, but must be confirmed that same day by facsimile or otherwise in writing.

     (ii) Service Provider and Fund Affiliate shall agree promptly and in good faith to a resolution of the error. Following resolution, upon request by Service Provider, Fund Affiliate shall provide Service Provider with written notification of the resolution. The letter shall be written on Fund Affiliate letterhead and shall state for each day on which an error occurred the incorrect price or rate, the correct price or rate, and the reason for the price or rate change. Fund Affiliate agrees that Service Provider may send this writing, or a derivation thereof, to Clients whose accounts are affected by the price or rate change, provided that any derivation must be approved by Fund Affiliate.

     (iii) If the Client has received cash in excess of what he or she is entitled, Service Provider will, when requested by Fund Affiliate, and to the extent practicable and permitted by law, debit or cause to be debited from the Client's brokerage account the amount of such excess, but only to the extent of any cash in the account, and repay it to the Fund. In no event, however, shall Service Provider be liable to Fund Affiliate or the Fund for any such amounts, unless the error was caused by Service Provider's breach of this Agreement or Service Provider's willful misconduct or negligence in the performance of, or failure to perform, its obligations under this Agreement. Upon the request of Fund Affiliate, and to the extent practicable, Service Provider shall provide Fund Affiliate with the name of Clients and other relevant information concerning the Clients' brokerage accounts to assist Fund Affiliate in the collection from Clients of any such excess amount not repaid to the Fund.

     (iv) If an adjustment is necessary to correct an error that has caused Clients to receive dollars or shares less than that to which they are entitled, the Fund Affiliate shall, as appropriate and as mutually agreed by the parties pursuant to subsection 5(f)(ii) above, make all necessary adjustments to the number of shares owned in the Account and/or distribute to Service Provider any and all amounts of the underpayment and any related cost. Service Provider will credit, or cause to be credited, the appropriate amount of such shares or payment to the affected Clients.

     (v) For purposes of making adjustments, including the collection of overpayments, Fund Affiliate agrees to treat Clients that hold Fund shares through the Account the same as it treats shareholders that hold Fund shares directly with the Fund. When making adjustments for an error, a Fund shall not net transactions for that day in the Account. In recognition of the fact that the Account will be an omnibus account, Service Provider shall provide Fund Affiliate with such information as it reasonably requests to verify that adjustments to Client accounts are warranted.


     g. SUSPENSION OF PURCHASES. Service Provider may suspend purchases of Fund shares through the Programs for any period of time upon notice to Fund Affiliate.

     h. NEW PROCESSING SYSTEMS. Fund Affiliate agrees to cooperate with Service Provider as Service Provider develops and seeks to implement new processing systems for the Programs.

     i. RESERVATION OF RIGHTS. Notwithstanding anything in this Agreement to the contrary, including, without limitation, Sections 3 and 4 of this Exhibit B, Service Provider acknowledges that (i) the Funds and Fund Affiliate reserve the right to delay payment of redemption proceeds to the extent permitted under
Section 22(e) of the 1940 Act and any rules thereunder, and in accordance with the procedures and policies of the Funds as described in the then-current prospectus and (ii) offering of Fund shares (or any class thereof) may be suspended or terminated upon written notice to Service Provider, if such action is required by law or by regulatory authorities having jurisdiction or if, in the sole discretion of the Board of the Fund acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, suspension or termination is necessary and in the best interests of the shareholders of such Fund.

                                    EXHIBIT C

                                   SERVICE FEE

                                      * * *


     The Service Fee payable under this Agreement shall be calculated in accordance with the following:

A.   DEFINITIONS

     The following terms shall have the meanings defined below:

     1. "DAILY VALUE" shall mean the Net Asset Value ("NAV") reported by Fund Affiliate to Service Provider through the NSCC's Mutual Fund Profile Service (the "Profile Service") or, if the NAV is not available through the Profile Service, through the NASD Automated Quotation System or other mutually agreeable means.

     2. "QUALIFYING SHARES" shall mean all shares of a Fund held by Clients in Programs.

     3. "ASSET-BASED FEE RATE" shall mean 10 basis points per annum for funds other than money market funds and shall mean 5 basis points per annum for money market funds.

B.   CALCULATION OF ASSET-BASED FEE

     The Asset-Based Fee shall be calculated each quarter by multiplying the average Daily Value of Qualifying Shares for the quarter multiplied by the Asset-Based Fee Rate and dividing the result by four.

C.   CALCULATION AND PAYMENT OF SERVICE FEE

     The Service Fee payable under this Agreement shall be the sum of the Asset-Based Fee. The Service Fee shall be billed quarterly and is due and payable by Fund Affiliate upon receipt of such bill.

D.   ADJUSTMENTS

     For purposes of calculating the Asset-Based Fee pursuant to this Exhibit, no adjustments will be made by Service Provider to the NAV reported by Fund Affiliate to Service Provider for any Fund to correct errors in the NAV reported for any day unless such error is identified and corrected by Fund Affiliate and the corrected NAV is reported by Fund Affiliate to Service Provider before 8:00 p.m. Eastern time on the first Business Day after the day to which the error relates. Further, no adjustments shall be made by Service Provider to the total Asset-Based Fee for a given month due to any data error resulting from a stock dividend or reverse stock split affecting a portfolio holding in a Fund.

                                   12B -1 FEE

                                      * * *

         The 12b-1 Fee payable under this Agreement shall be calculated in accordance with the following:

A.  DEFINITIONS

     The following terms shall have the meanings defined below:

     1. "DAILY VALUE" shall mean the Net Asset Value ("NAV") reported by Fund Affiliate to Service Provider through the NSCC's Mutual Fund Profile Service (the "Profile Service") or, if the NAV is not available through the Profile Service, through the NASD Automated Quotation System or other mutually agreeable means.

     2. "QUALIFYING SHARES" shall mean all shares of a Fund with a Class A Rule 12b-1 Plan held by Clients in Programs.

     3. "ASSET-BASED FEE RATE" shall mean 25 basis points per annum.

B.   CALCULATION OF ASSET-BASED FEE

The Asset-Based Fee shall be calculated each quarter by multiplying the average Daily Value of Qualifying Shares for the quarter multiplied by the Asset-Based Fee Rate and dividing the result by four.

C.  CALCULATION AND PAYMENT OF 12B-1 FEE

The 12b-1 Fee payable under this Agreement shall be the sum of the Asset-Based Fee. The 12b-1 Fee shall be paid by Fund Distributor on a calendar quarter basis. The payment of the 12b-1 Fee hereunder is subject to any minimums as described in a Fund's current prospectus or SAI. Service Provider agrees to defer payment of any 12b-1 Fee payable to it hereunder until such time as Fund Distributor is in receipt of such fee from the applicable Fund.